                                                              Exhibit 1.A.6(b)

                         AMENDED AND RESTATED BY-LAWS
                         ----------------------------

                                      of

                      NEW ENGLAND LIFE INSURANCE COMPANY

                           (Effective June 1, 1997)

                     Section 1.  ARTICLES OF ORGANIZATION

          The name and purposes of the corporation shall be as set forth in the
Articles of Organization.   These By-laws, the powers of the corporation and of
its directors and stockholders, or of any class of stockholders if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

                           Section 2.  STOCKHOLDERS

          2.1.  Annual Meeting.  The annual meeting of stockholders shall be
                --------------
held at 10:00 A.M. on the third Tuesday in March in each year (unless that day be a legal holiday at the place where the meeting is to be held in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday) or at such other date and time as shall be determined from time to time by the board of directors. Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the president or by the directors.

          2.2  Special Meetings.  A special meeting of the stockholders may be
               ----------------
called at any time by the president or by the directors. A special meeting of the stockholders shall be called by the secretary upon the written request, stating the purpose of the meeting, of stockholders who together own of record 25% or more of the outstanding stock of any class entitled to vote at such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

          2.3.  Place of Meetings.  All meetings of the stockholders shall be
                -----------------
held at the principal office of the corporation in Massachusetts or, to the extent permitted by the Articles of Organization, at such other place within the United States as shall be fixed by the president or the directors. Any adjourned session of any meeting of the stockholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

          2.4.  Notice of Meetings.  A written notice of each meeting of
                ------------------
stockholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the directors. Whenever notice of a meeting is required to be given to a stockholder under any provision of the Business Corporation Law of the Commonwealth of Massachusetts or of the Articles of Organization or these By-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

          2.5.  Quorum of Stockholders.  At any meeting of the stockholders, a
                ----------------------
quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except when a larger quorum is required by law, by the Articles of Organization or by these By-laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

          2.6.  Action by Vote.  When a quorum is present at any meeting, a
                --------------
plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

          2.7.  Voting.  Stockholders entitled to vote shall have one vote for
                ------
each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. The corporation shall not, directly or indirectly, vote any share of its own stock.

          2.8.  Action by Writing.  Any action required or permitted to be taken
                -----------------
at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

          2.9.  Proxies.  To the extent permitted by law, stockholders entitled
                -------
to vote may vote either in person or by proxy. Except to the extent permitted by law, no proxy dated more than six months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

                        Section 3.  BOARD OF DIRECTORS

          3.1.  Number.  At the annual meeting of stockholders such stockholders
                ------
as have the right to vote for the election of directors shall fix the number of directors at not less than seven nor more than twenty directors and shall elect the number of directors so fixed. The number of directors may be increased or decreased to any number permitted by law at any time or from time to time only by vote of a majority of the stockholders having the right to vote thereon. No director need be a stockholder.

          3.2.  Tenure.  Except as otherwise provided by law, by the Articles of
                ------
Organization or by these By-laws, each director shall hold office until the next annual meeting of the stockholders and thereafter until his successor is duly elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

          Any director who is not an officer of the corporation or of an affiliate of the corporation shall retire as a director not later than the date of the next annual meeting of stockholders of the corporation following the director's seventieth birthday, and shall be ineligible to serve as a director after the date of such meeting. Any director who is an officer of the corporation or of an affiliate of the corporation shall retire as a director not later than the time he ceases to be such an officer, except that the person who held the office of chief executive officer of the corporation on February 19, 1997 may at the discretion of the board of directors (and subject to annual election by the stockholders) continue to serve as a director after he ceases to be chief executive officer, but in no event beyond the date of the next annual meeting of stockholders of the corporation following his seventieth birthday or such earlier date as the board of directors may establish.

          3.3.  Powers.  Except as reserved to the stockholders by law, by the
                ------
Articles of Organization or by these By-laws, the business of the corporation shall be managed under the direction of the directors, who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

          3.4.  Committees.  The directors may, by vote of a Supermajority (as
                ----------
defined in Section 3.12 hereof) of the directors then in office, elect from their number an executive committee and other committees and delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the Articles of Organization or by these By-laws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the conduct of business by the directors. Notwithstanding any provision herein to the contrary, no such committee shall have power or authority in reference to amending the Articles of Organization of the corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, amending these By-laws or taking any actions set forth in Section
3.12 hereof.

          3.5.  Regular Meetings.  Regular meetings of the directors may be held
                ----------------
without call or notice at such places and at such times as the directors may from time to time determine, provided that reasonable notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

          3.6.  Special Meetings.  Special meetings of the directors may be held
                ----------------
at any time and at any place designated in the call of the meeting, when called by the chairman of the board, if any, the president or the secretary, reasonable notice thereof being given to each director by the secretary or an assistant secretary, or by the officer calling the meeting.

          3.7.  Notice.  It shall be sufficient notice to a director of a
                ------
meeting of the directors (1) to send notice by mail at least four days or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address, (2) to give notice to him in person or by telephone at least twenty-four hours before the meeting or (3) to give him notice by such other means, and within such other time, as shall be reasonable in the circumstances. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

          3.8  Quorum.  At any meeting of the directors, a Supermajority (as
               ------
defined in Section 3.12 hereof) of the directors then in office (or such other greater number as may be required by law) shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

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

          3.9.  Action by Vote.  When a quorum is present at any meeting, a
                --------------
majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these By-laws.

          3.10. Action by Writing.  Unless the Articles of Organization
                -----------------
otherwise provide, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors. Such consents shall be treated for all purposes as a vote taken at a meeting.

          3.11. Presence Through Communications Equipment.  Unless otherwise
                -----------------------------------------
provided by law or the Articles of Organization, members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

          3.12. Approval of Certain Matters.  Notwithstanding any provision
                ---------------------------
herein to the contrary, the affirmative vote of a Supermajority of the directors then in office shall be required in order to authorize or undertake or cause the corporation to: (i) adopt or materially modify the business plan of the corporation; (ii) appoint or remove the chief executive officer; (iii) acquire, or invest or make any capital contribution in excess of Twenty-Five Million Dollars ($25,000,000) in, any subsidiary; (iv) create, incur, assume, issue or guarantee any indebtedness (directly or through any of the corporation's subsidiaries) for borrowed money in excess of Twenty-Five Million Dollars ($25,000,000); (v) enter into any joint venture or partnership with any person or organization (other than a wholly owned subsidiary of the corporation); (vi) adopt or modify any proposal for the sale, merger, consolidation, liquidation, reorganization, rehabilitation, conservation or dissolution of, or the sale, lease, assignment or other disposition of all or substantially all of the assets of, the corporation or any of its subsidiaries; (vii) issue new shares of capital stock of the corporation or any of its subsidiaries, grant any option to acquire such stock or make any other changes in the capitalization of the corporation or any of its subsidiaries; (viii) adopt or modify any stock option plan; (ix) adopt or modify any agreement with any officer or director of the corporation; (x) elect committees of the directors and delegate powers thereto (as provided in Section 3.4 hereof); (xi) elect the chairman of the board or designate any other officer who shall have general charge and supervision of the business of the corporation (as provided in Sections 4.5 and 4.6 hereof); (xii) remove a director from office (as provided in Section 5 hereof); (xiii) fix the compensation of the directors (as provided in Article 6.8 of the Articles of Organization); or (xiv) take any of the actions set forth in Article 6.6 of the Articles of Organization. As used in these By-laws and in the Articles of Organization, a "Supermajority" shall mean sixty-five percent.

                        Section 4.  OFFICERS AND AGENTS

          4.1.  Enumeration; Qualification.  (a)  The officers of the
                --------------------------
corporation shall be (1) a president, a treasurer, a clerk and a secretary, (2) such other officers as the directors from time to time may in their discretion elect or appoint, (3) such senior vice presidents as the Personnel Committee of the board of directors may in its discretion elect or appoint pursuant to paragraph (b) of this Section 4.1 and (4) such other officers as the chief executive officer of the corporation may, pursuant to paragraph (b) of this
Section 4.1, appoint. The corporation may also have such agents, if any, as the directors from time to time may in their discretion appoint. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

          (b) Without limiting the authority or discretion of the directors to elect or appoint persons to hold any such office, (1) the chief executive officer shall have the authority to appoint, in his discretion, persons to hold any office with the corporation other than offices ranking in authority at the level of senior vice president or higher (that is, the offices of president, chief executive officer, chairman of the board, chief operating officer, president of a business unit of the corporation, executive vice president, senior vice president or any other office that the directors shall from time to time designate as ranking in authority at the level of senior vice president or higher), treasurer, clerk or secretary, and (2) the Personnel Committee of the board of directors shall have the authority in its discretion to appoint or elect persons to the office of senior vice president of the corporation. With respect to each such appointment by the chief executive officer or appointment or election by the Personnel Committee of the board of directors, the chief executive officer or the Personnel Committee of the board of directors (as the case may be) shall, at or before the next regular meeting of the board of directors following such appointment or election, give notice to the board of directors of such appointment or election; provided, however, that failure to give such notice shall not affect or impair the validity of such appointment or election or the authority of any officer so appointed or elected.

          4.2.  Powers.  Subject to law, to the Articles of Organization and to
                ------
the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the directors (or (1) the chief executive officer, in the case of any officer other than the treasurer, the secretary, the clerk or any officer ranking in authority at the level of senior vice president or higher or (2) the Personnel Committee of the board of directors, in the case of any senior vice president) may from time to time designate.

          4.3.  Election.  The president, the treasurer, the secretary and the
                --------
clerk shall be elected annually by the directors. Other officers, if any, may be elected or appointed by the board of directors (or, to the extent permitted by Section 4.1 hereof, appointed by the chief executive officer or appointed or elected by the Personnel Committee of the board of directors) at any other time.

          4.4.  Tenure.  Except as otherwise provided by law or by the Articles
                ------
of Organization or by these By-laws, the president, the treasurer, the secretary, the clerk and each other officer shall hold office until their respective successors are chosen and qualified, unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

          4.5.  Chief Executive Officer.  The chief executive officer of the
                -----------------------
corporation shall be designated by the affirmative vote of a Supermajority (as defined in Section 3.12 hereof) of the directors then in office and shall, subject to the control of the directors, have general charge and supervision of the business of the corporation. Unless the board of directors otherwise specifies, if there is no chairman of the board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

          4.6.  Chairman of the Board.  The directors may, by affirmative vote
                ---------------------
of a Supermajority (as defined in Section 3.12 hereof) of the directors then in office, elect one of their number as chairman of the board. If a chairman of the board of directors is elected, he shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the directors. Unless the board of directors otherwise specifies, the chairman of the board shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

          4.7.  President and Vice Presidents.  The president shall have the
                -----------------------------
duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the directors. Any president of a business unit of the corporation shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the directors.

          Any vice presidents (including any vice presidents with designations such as "executive vice president," "senior vice president," "first vice president," "second vice president" or "assistant vice president") shall have such duties and powers as shall be designated from time to time by the directors (or, (1) in the case of any senior vice president, by the Personnel Committee of the board of directors or (2) except in the case of any vice president ranking in authority at the level of senior vice president or higher, by the chief executive officer).

          4.8.  Treasurer and Assistant Treasurers.  Except as the directors
                ----------------------------------
shall otherwise determine, the treasurer shall be the chief financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the directors.

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

          Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the directors or by the chief executive officer.

          4.9.  Secretary and Assistant Secretary.  The secretary shall record
                ---------------------------------
all proceedings of the stockholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its secretary and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the secretary from any meeting of stockholders, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book.
Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held by each. The secretary shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

          Any assistant secretaries shall have such other duties and powers as shall be designated from time to time by the directors or by the chief executive officer.

          4.10. Certain Powers.  The chief executive officer, the chairman of
                --------------
the board, the president, any president of any business unit, or any one of the vice presidents, including any executive vice president, senior vice president, second vice president or assistant vice president, and such other employees of the corporation specifically authorized by the chief executive officer shall have authority to transfer securities, to execute releases, extensions, partial releases, and assignments without recourse of mortgages, and to execute deeds and other instruments or documents on behalf of the corporation, and whenever necessary to affix the seal of the corporation to the same. The chief executive officer, the chairman of the board, the president, any president of any business unit or any executive vice president, senior vice president, vice president, second vice president or assistant vice president may, whenever necessary, delegate authority to perform any of the acts referred to in this paragraph to any person pursuant to a special power of attorney.

          The treasurer shall have charge of all moneys and securities of the corporation and shall collect all proceeds from investments which the corporation's records establish to be due.

          The treasurer or an assistant treasurer shall have authority to transfer securities; to execute releases, extensions, partial releases, and assignments without recourse of mortgages, to execute deeds and other instruments or documents on behalf of the corporation, and whenever necessary to affix the seal of the corporation to the same; and shall have power to vote, on behalf of the corporation, in any case where the corporation, as holder of any security, is entitled to vote.

                     Section 5. RESIGNATIONS AND REMOVALS

          Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the president, the treasurer or the secretary. In addition, a director may resign by delivering his resignation in writing to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A director (including persons elected by directors to fill vacancies in the board) may be removed from office with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class. The directors may remove any officer with or without cause by the vote of a Supermajority (as defined in Section 3.12 hereof) of the directors then in office. No director or officer who is removed shall have any right to any compensation as such director or officer for any period following his removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless the body acting on the removal shall in its discretion provide for compensation.

                             Section 6.  VACANCIES

          Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board as the result of an action taken by the stockholders in accordance with Section 3.1 hereof, may be filled by the stockholders or, in the absence of stockholder action, by the directors by vote of a Supermajority (as defined in Section 3.12 hereof) of the directors then in office. The directors shall elect a successor if the office of the president, treasurer, secretary or clerk becomes vacant; if any other office becomes vacant, a successor may be appointed (1) by the directors, (2) by the Personnel Committee of the board of directors, in the case of a vacancy in the office of senior vice president or (3) except in the case of a vacancy in an office ranking in authority at the level of senior vice president or higher, by the chief executive officer. Each such successor shall hold office for the unexpired term and in the case of the president, treasurer, secretary and clerk until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

                           Section 7.  CAPITAL STOCK

          7.1.  Number and Par Value.  The total number of shares and the par
                --------------------
value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

          7.2.  Shares Represented by Certificates and Uncertificated Shares.
                ------------------------------------------------------------
The board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, a stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the chairman of the board, if any, the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

          7.3.  Loss of Certificates.  In the case of the alleged loss or
                --------------------
destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the directors may prescribe.

                    Section 8.  TRANSFER OF SHARES OF STOCK

          8.1.  Transfer on Books.  Subject to the restrictions, if any, stated
                -----------------
or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

          It shall be the duty of each stockholder to notify the corporation of his post office address.

          8.2.  Record Date and Closing Transfer Books.  The directors may fix
                --------------------------------------
in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:

          (1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given.

          (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

             Section 9.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this
section.   The right of indemnification hereby provided

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shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms "director" and "officer" include the relevant individual's heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

                          Section 10.  CORPORATE SEAL

          The seal of the corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the word "Massachusetts", together with the name of the corporation and the year of its organization, cut or engraved thereon.

                           Section 11.  FISCAL YEAR

          The fiscal year of the corporation shall end on December 31.

                            Section 12.  AMENDMENTS

          These By-laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the stockholders.

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